UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2009
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-1.1

Item 1.01 Entry Into a Material Definitive Agreement.
On July 21, 2009 the previously announced sale by a selling shareholder of 15,000,000 shares (the “Shares”) of our common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $5.00 per Share (the “Selling Shareholder Offering”) was completed. The Selling Shareholder Offering was completed pursuant to the prospectus, dated July 10, 2009, filed as part of our Registration Statement on Form S-3 (Registration No. 333-160238) with the Securities and Exchange Commission, as supplemented by prospectus supplements dated July 13 and July 15, 2009.
In connection with the Selling Shareholder Offering, we entered into an Underwriting Agreement, dated July 15, 2009, with the selling shareholder, NC Telecom Holding A/S, and Deutsche Bank Securities Inc. (the “Underwriting Agreement”). The Shares of Common Stock were sold to the underwriters at a price of $4.825 per Share. Pursuant to the Underwriting Agreement, the Selling Shareholder has granted the underwriter a 30-day option from July 15, 2009 to purchase up to an additional 1,500,000 shares of Common Stock to cover over-allotments.
The preceding is a summary of the terms of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated herein by reference as though it were fully set forth herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated July 15, 2009, among Brightpoint, Inc., NC Telecom Holding A/S and Deutsche Bank Securities Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President and General Counsel
Dated: July 21, 2009